                                                  EXHIBIT 11
                                                  Page 1 of 2


      NEWMONT MINING CORPORATION AND SUBSIDIARIES
            COMPUTATION OF PER SHARE EARNINGS
             (In thousands, except per share)


PRIMARY EARNINGS PER SHARE CALCULATIONS

                                             Three Months Ended
                                                   March 31,
                                            ---------------------
                                               1997        1996
                                            ---------    --------
INCOME DATA:

  Net income applicable to common shares    $  20,437    $ 10,671
                                            =========    ========

COMMON AND COMMON EQUIVALENT SHARES:

  Weighted average common shares               99,522      98,036
  Equivalent common shares from
    stock options                                  81         430
                                             --------    --------
  Common and common equivalent shares          99,603      98,466
                                             ========    ========

EARNINGS PER COMMON SHARE:

  Net income per common and common
    equivalent shares                        $   0.21    $   0.11
                                             ========    ========

                                                  EXHIBIT 11
                                                  Page 2 of 2


       NEWMONT MINING CORPORATION AND SUBSIDIARIES
             COMPUTATION OF PER SHARE EARNINGS
              (In thousands, except per share)


FULLY DILUTED EARNINGS PER SHARE CALCULATIONS


                                            Three Months Ended
                                                  March 31,
                                           ----------------------
                                              1997         1996
                                           ---------     --------
INCOME DATA:

  Net income applicable to common shares   $ 20,437      $ 10,671
                                           ========      ========

COMMON AND COMMON EQUIVALENT SHARES:

  Weighted average common shares             99,522        98,036
  Equivalent common shares from
    stock options                                81           469
                                           --------      --------
  Common and common equivalent shares        99,603        98,505
                                           ========      ========

EARNINGS PER COMMON SHARE:

  Net income per common and common
    equivalent shares                      $   0.21      $   0.11
                                           ========      ========